UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014

Home Federal Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-33795	68-0666697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 12th Avenue South, Nampa, Idaho 83651

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (208) 468-4634

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 16, 2014, pursuant to the previously announced Agreement and Plan of Merger, dated as of October 23, 2013 (the “Merger Agreement”), between Home Federal Bancorp, Inc., a Maryland corporation (the “Company”) and Cascade Bancorp, an Oregon corporation (“Cascade”), the Company merged with and into Cascade with Cascade continuing as the surviving corporation (the “Merger”). Immediately after the Merger, Home Federal Bank, a wholly-owned subsidiary of Home, merged with and into Bank of the Cascades, a wholly-owned subsidiary of Cascade, with Bank of the Cascades continuing as the surviving bank.

Pursuant to the terms and conditions set forth in the Merger Agreement, each outstanding share of Home common stock, par value $0.01 per share (“Home Common Stock”), held immediately prior to the effective time of the Merger was converted into the right to receive $8.43 in cash and 1.6772 shares of Cascade common stock, no par value per share (“Cascade Common Stock”), without interest and less any required deductions or withholdings for taxes (the “Merger Consideration”).

In lieu of each fractional share of Cascade Common Stock that would otherwise have been issued to a holder of Home Common Stock in the Merger, Cascade will pay cash in an amount (rounded to the nearest cent) equal to such fraction (after taking into account all shares of Home Common Stock held by such holder immediately prior to the effective time of the Merger and rounded to the nearest one ten thousandth when expressed in decimal form) multiplied by $4.91, which was the average of the volume weighted closing price of Cascade Common Stock as computed under the terms of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated in this Current Report on Form 8-K by reference as Exhibit 2.1.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard, Transfer of Listing.

In connection with the consummation of the Merger, on May 16, 2014, the Company notified the NASDAQ Capital Market (“NASDAQ”) that, upon consummation of the Merger, the Company would be merged with and into Cascade and each share of Home Common Stock outstanding immediately prior to the Merger (other than those to be cancelled in accordance with the Merger Agreement) would be converted into and become exchangeable for the Merger Consideration and requested that NASDAQ file with the Securities and Exchange Commission a notification of removal from listing on Form 25 to report that shares of the Company’s common stock are no longer listed on NASDAQ.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.01 by reference.

Item 3.03 Material Modification to Rights of Security Holders.

On May 16, 2014, effective upon the consummation of the Merger, holders of Home Common Stock ceased to have any rights as stockholders of the Company and were entitled only to receive the Merger Consideration.

The information set forth under Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01 Changes in Control of the Registrant.

On May 16, 2014, pursuant to the terms of the Merger Agreement, the Company merged with and into Cascade, with Cascade continuing as the surviving corporation.

The aggregate consideration paid in connection with the Merger is described above under Item 2.01.

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Immediately following the Merger, Home Federal Bank, an Idaho state chartered bank and wholly-owned subsidiary of the Company, merged with and into Bank of the Cascades, an Oregon chartered stock bank and wholly-owned subsidiary of Cascade, with Bank of the Cascades surviving the merger.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2014, effective upon the consummation of the Merger, all of the Company’s directors and executive officers ceased serving in such capacities.

Item 5.07 Submission of Matters to Vote of Security Holders.

On May 16, 2014, at a special meeting of stockholders (the “Special Meeting”) of the Company, the Company’s stockholders approved the Merger pursuant to the Merger Agreement (the “Merger Proposal”). The stockholders of the Company also approved at the Special Meeting, on a non-binding, advisory basis, the compensation to be paid to the Company’s named executive officers that is based on or otherwise relates to the Merger (the “Merger-Related Named Executive Officer Compensation Proposal”). The stockholders had also been solicited to vote to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”), but such adjournment was deemed unnecessary and no vote on the Adjournment Proposal was held.

Of the 14,832,478 shares of Home Common Stock outstanding and entitled to vote as of the record date for the Special Meeting, 13,301,333 shares were present at the Special Meeting in person or by proxy.

The final voting results for each matter submitted to a vote of the Company’s stockholders at the Special Meeting are as follows:

Proposal 1: Merger Proposal

For	Against	Abstentions	Broker Non-Votes
13,097,816	63,352	140,165	–

Proposal 2: Merger-Related Named Executive Officer Compensation Proposal

For	Against	Abstentions	Broker Non-Votes
12,756,626	352,891	191,816	–

Item 8.01 Other Events.

On May 19, 2014, Cascade issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 and incorporated in this Current Report on Form 8-K by reference.

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Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 23, 2013, by and among Home Federal Bancorp, Inc. and Cascade Bancorp (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 8, 2013).*

99.1	Press release dated May 19, 2014

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Cascade Bancorp, as successor to Home Federal Bancorp, Inc., agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADE BANCORP
(as successor to Home Federal Bancorp, Inc.)

By:	/s/ Andrew J. Gerlicher
Andrew J. Gerlicher
Executive Vice President, General Counsel and Secretary

Date: May 19, 2014

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Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 23, 2013, by and among Home Federal Bancorp, Inc. and Cascade Bancorp (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 8, 2013).*

99.1	Press Release, dated as of May 19, 2014.

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Cascade Bancorp, as successor to Home Federal Bancorp, Inc., agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

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